SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 1, 2011

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Reference is made to pages 37 and 38 under the caption “TCC Rate Matters-Texas Restructuring Appeals” in Note 2 to the consolidated financial statements entitled “Rate Matters” in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 for American Electric Power Company, Inc (AEP).  On July 1, 2011, the Supreme Court of Texas (Court) issued its ruling on an appeal of the order of the Public Utility Commission of Texas (PUCT) issued in connection with AEP Texas Central Company’s (TCC) stranded cost and true-up application. The Court affirmed in part and reversed in part the Texas Court of Appeals decision and remanded the matter to the PUCT for further proceedings.

In April 2006, the PUCT issued its true-up order and TCC and a number of other parties appealed the PUCT’s decision. The impact of the Court’s decision regarding the matters on appeal is summarized as follows:

•
The PUCT’s order denying recovery of approximately $420 million in capacity auction true-up amounts was reversed. This portion of the decision is favorable to TCC. This amount plus interest, from January 1, 2002, can be  recovered in the remand proceeding.

•
The Court reversed the Texas Court of Appeals decision and found that the PUCT could adjust the net book value for what it determined to be commercially unreasonable conduct. This portion of the decision is unfavorable to TCC, but was already reflected in TCC’s financial statements.

•
The Court affirmed the PUCT’s finding that the sales price should be used to value TCC’s nuclear generation. This portion of the decision is favorable to TCC, but this issue will have no impact on TCC’s rate recovery and will not be addressed in the remand proceeding.

•
The Court reversed the Court of Appeal’s decision and found it was appropriate for the PUCT to take into account previously refunded excess mitigation credits to affiliate retail electricity providers. This portion of the decision upheld the PUCT’s decision; however, resolution of related issues will be addressed on remand.

•
The PUCT decisions allowing recovery of construction work in progress balances and specifying the interest rate on stranded costs were upheld. These decisions are already reflected in TCC’s financial statements and will not be addressed in the remand proceeding.

In its decision, the Court did not address the tax normalization issue. The Court of Appeals previously directed that it be remanded to the PUCT for further proceedings.

Based on the Court’s decision, AEP estimates that, in the remand to the PUCT, TCC will be entitled to recover approximately $420 million, plus interest.

Cautionary Statement Regarding Forward-Looking Information

This report includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this report regarding the anticipated future recovery as a result of the Texas Supreme Court’s decision, the estimated interest on such amounts, and any other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the outcome of any requests to the Texas Supreme Court for rehearing and future actions by the PUCT in response to the Texas Supreme Court’s ruling and other factors discussed in AEP’s Form 10-K for the fiscal year ended December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer

July 5, 2011